UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2011 (October 14, 2011)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 269-8175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information provided in Item 2.03 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 14, 2011, Healthcare Realty Trust Incorporated (the “Company”) entered into an unsecured revolving credit facility (the “Credit Facility”) with Wells Fargo Bank, National Association, as Administrative Agent; JPMorgan Chase Bank, N.A., as Syndication Agent; Barclays Bank PLC; Credit Agricole Corporate and Investment Bank; and Bank of America, N.A. as Co-Documentation Agents and the following additional lenders: Fifth Third Bank, Bank of Montreal – Chicago Branch; Royal Bank of Canada; SunTrust Bank; The Bank of Nova Scotia; Compass Bank, an Alabama Banking Corporation; PNC Bank, National Association; Branch Banking and Trust Company; Regions Bank; Pinnacle National Bank; First Tennessee Bank, National Association; and First Commercial Bank New York Branch (collectively, the “Lenders”). The Credit Facility replaces the Company’s former unsecured credit facility due 2012 (the “Former Credit Facility”), under which Bank of America, N.A., served as administrative agent for the lenders.

The Credit Facility is an unsecured, $700 million, four-year revolving credit facility with $90 million sublimits for standby letters of credit and swingline loans. The Credit Facility matures on October 14, 2015 and may be extended for an additional year at the Company’s option. On October 14, 2011, the Former Credit Facility was repaid in full, totaling approximately $180 million.

Loans outstanding under the Credit Facility will bear interest at a rate equal to (x) LIBOR plus (y) a margin ranging from 1.075% to 1.90% (currently 1.50%) based upon the Company’s unsecured debt ratings. In addition, the Company pays a facility fee per annum on the aggregate amount of commitments ranging from 0.175% to 0.45% (currently 0.35%), also based on the Company’s unsecured debt ratings.

The Credit Facility contains covenants that are customary for agreements of this type. These covenants include, among others: a limitation on the incurrence of additional indebtedness; a limitation on mergers, investments, acquisitions, redemptions of capital stock, transactions with affiliates; and maintenance of specified financial ratios.

The Credit Facility contains customary provisions relating to events of default for agreements of this type. The nonpayment of any outstanding principal, interest, fees or amounts due under the Credit Facility and the failure to perform or observe covenants in the loan documents, among other things, could result in events of default.

The above description of the Credit Facility does not purport to be complete and is qualified in its entirety by the full text of the credit agreement, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1 Credit Agreement, dated as of October 14, 2011, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders that are party thereto.

99.1 Press release, dated October 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

By /s/ Scott W. Holmes Scott W. Holmes Executive Vice President and Chief Financial Officer

Date: October 19, 2011